Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

We, Perez Gutierrez Damaris Jamilette, Principal Executive, Financial and Accounting Officer of Amplara Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1) The Quarterly Report on Form 10-Q for the period ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 7, 2026	By:	/s/ Perez Gutierrez Damaris Jamilette
	Name:	Perez Gutierrez Damaris Jamilette
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.